Exhibit 99.1

Newmont Announces Full Year and Fourth Quarter 2015 Results

DENVER--(BUSINESS WIRE)--February 17, 2016--Newmont Mining Corporation (NYSE: NEM) (Newmont or the Company) announced full-year 2015 operating and financial results, including:

  Net income: Delivered adjusted net income1 of $507 million or $0.98 per share; GAAP net income attributable to shareholders from continuing operations was $193 million or $0.38 per share
  EBITDA: Increased consolidated adjusted EBITDA2 by 29% over 2014 to $2.7 billion
  Consolidated cash flow: More than doubled free cash flow3 to $756 million and generated cash from continuing operations of $2.2 billion
  Gold all-in sustaining costs (AISC)4: Lowered gold AISC 10% to $898 per ounce, ending the year within guidance
  Gold costs applicable to sales (CAS): Lowered gold CAS 10% to $633 per ounce, ending the year within guidance
  Attributable production: Delivered 5.04 million ounces of attributable gold production, ending the year within guidance
  Portfolio Optimization: Completed the Turf Vent Shaft, progressed Merian, Long Canyon and the Tanami Expansion Project on time and on budget, and acquired Cripple Creek & Victor
  Outlook: Provided long-term production and cost outlook, including profitable gold production of between 4.5 and 5.0 million ounces at AISC below $1,000 per ounce

“Newmont completed the year with safer and more efficient operations, a stronger balance sheet and an improved portfolio,” said Gary Goldberg, President and Chief Executive Officer. “We increased EBITDA by almost one-third to $2.7 billion, more than doubled free cash flow to $756 million, and lowered net debt by 19%, despite a 9% drop in realized gold price. Our performance improved as a result of our disciplined and systematic focus on cost and efficiency. This delivered a 10% reduction in AISC and supported our ability to fund five profitable development projects and acquire Cripple Creek & Victor. Our plans for 2016 and beyond remain focused on improving our underlying business, strengthening our portfolio and creating value for shareholders.”

Fourth quarter 2015 highlights include gold AISC below $1,000 per ounce for the sixth consecutive quarter, adjusted EBITDA of nearly $500 million and gold production in line with the prior year quarter. Fourth quarter results were impacted by lower metal prices, delayed export shipments from Indonesia due to late receipt of an export permit, and other non-recurring costs.

  Net income: Delivered adjusted net income of $20 million or $0.04 per share; GAAP net income attributable to shareholders from continuing operations of $(247) million or $(0.48) per share was impacted by lower metal prices and non-recurring reclamation charges and adjustments
  EBITDA: Generated consolidated adjusted EBITDA of $466 million down from the prior year quarter due to lower metal prices
  Consolidated cash flow: Generated cash from continuing operations of $275 million; free cash flow was $(185) million due to lower metals pricing and timing of project spend
  Gold AISC: Maintained gold AISC at $999 per ounce, the sixth consecutive quarter below $1,000
  Gold CAS: Reported gold CAS at $680 per ounce in the fourth quarter, an 8% increase from the prior year quarter mostly due to lower mill grades at Yanacocha and Ahafo
  Attributable production: Produced 1.3 million ounces of gold in line with prior year quarter
  Shareholder returns: Maintained fourth quarter dividend of $0.025 per share5 in line with Newmont’s revised gold price-linked dividend policy

___________________________

1 Non-GAAP measure. Based on fully diluted shares outstanding. See the end of the release for reconciliation to net income.
2 Non-GAAP measure. See the end of the release for reconciliation.
3 Non-GAAP measure. See the end of the release for reconciliation.
4 Non-GAAP measure. See the end of the release for reconciliation.
5 Such policy is non-binding. Declaration of future dividends remains subject to approval and discretion of the Board of Directors.

Fourth Quarter and Full Year 2015 Results

Adjusted net income was $20 million, or $0.04 per share in the fourth quarter and $507 million or $0.98 per share for the year; compared to $86 million, or $0.17 per share in the prior year quarter and $545 million or $1.09 per share for 2014. Primary adjustments to net income in the fourth quarter included a non-cash reclamation charge, tax valuation allowance adjustments and a one-time payment related to prior period royalties and taxes from the revised Ghana Investment Agreement. GAAP net income (loss) attributable to shareholders from continuing operations was $(247) million or $(0.48) per share in the fourth quarter and $193 million or $0.38 per share for the full year, compared to $39 million or $0.08 per share for the prior year quarter and $548 million or $1.10 per share in 2014.

Revenue totaled $1,816 million in the fourth quarter and $7,729 million for the year, compared to $2,017 million in the prior year quarter and $7,292 million for 2014. During the quarter, higher production at Batu Hijau and the addition of Cripple Creek & Victor help offset lower metal prices and the impact of divestitures. Batu Hijau continued to mine higher grade Phase 6 ore but fourth quarter copper sales volumes were impacted by the export permit delay, and 18 percent lower than the third quarter. Newmont received a six month export permit on November 20, 2015, and revenue from approximately 27 million pounds of copper and 39,000 ounces of gold shipped in December is expected to be recognized in the first quarter 2016.

Average realized price was $1,084 per ounce for gold for the fourth quarter, down from $1,194 in the prior year quarter; and $1,141 for the year, down from $1,258 in 2014. Average realized copper price per pound was $1.86 for the fourth quarter, down from $2.55 in the prior year quarter; and $2.13 for the year, down from $2.65 in 2014.

Attributable gold production was 1.25 million ounces in the fourth quarter, compared to 1.26 million ounces in the prior year quarter; and 5.04 million ounces for the year, compared to 4.85 million ounces in 2014. During the quarter, higher production at Batu Hijau and the addition of Cripple Creek & Victor offset production declines at Yanacocha and Ahafo. Newmont has generated approximately $1.7 billion in fair value asset sales since 2013 while maintaining steady attributable gold production.

Attributable copper production was 39,000 tonnes in the fourth quarter, up from 29,000 tonnes in the prior year quarter, and 166,000 tonnes for the full year, up from 86,000 tonnes in 2014. Copper production increased 34% over the prior year quarter due to higher grade ore at Batu Hijau.

CAS was $680 per gold ounce in the fourth quarter, compared to $631 per ounce in the prior year quarter; and $633 per ounce for the year, down from $706 per ounce in 2014. Full year CAS improvements were driven by ongoing cost and efficiency gains realized through the Full Potential program, as well as favorable exchange rates and oil prices. Fourth quarter CAS was impacted by lower production at Yanacocha and Ahafo, and delayed sales from Batu Hijau. Copper CAS was $1.18 per pound in the fourth quarter, down from $1.86 in the prior year quarter; and $1.21 per pound for the year, down from $2.88 in 2014.

AISC was $999 per gold ounce in the fourth quarter, compared to $927 in the prior year quarter; and $898 per ounce for the full year, compared to $1,002 in 2014. AISC reductions for the year were driven by ongoing cost and efficiency improvements as well as favorable exchange rates and oil pricing. Fourth quarter AISC increased versus the prior year quarter due to lower volumes at Yanacocha and timing of sustaining capital spend. Copper AISC was $1.51 per pound in the fourth quarter, down from $2.39 in the prior year quarter, and $1.59 for the full year, down from $3.65 in 2014.

Capital expenditures for the fourth quarter were $460 million of which $248 million was sustaining capital. Full year capital spend was at the low end of guidance at $1.4 billion, of which $746 million was sustaining capital. Sustaining capital was lower for the year due to continued cost and efficiency improvements as well as some timing impacts. Development capital was used to construct the Turf Vent Shaft, Merian and Long Canyon. Fourth quarter sustaining capital increased to build water treatment facilities at Yanacocha and a paste fill plant at Carlin.

Consolidated cash flow from continuing operations was $275 million in the fourth quarter and $2,157 million for the full year, compared to $562 million in the prior year quarter and $1,451 million for 2014, as higher volumes, cost and efficiency improvements and favorable oil prices and Australian dollar exchange rates more than offset the impact of lower metal prices. Free cash flow was $(185) million in the fourth quarter compared to $218 million in the prior year quarter and $756 million for the full year, a $415 million improvement from 2014. The Company held $2,782 million of consolidated cash on its balance sheet at year-end 2015, up 16% from the prior year.

	Three Months Ended December 31,			Years Ended December 31,
	2015	2014	% Change	2015	2014	% Change
Attributable Sales (koz, kt)
Attributable gold ounces sold	1,237	1,243	—%	4,906	4,733	4%
Attributable copper tonnes sold	40	34	18%	160	84	90%

Average Realized Price ($/oz, $/lb)
Average realized gold price	$1,084	$1,194	(9)%	$1,141	$1,258	(9)%
Average realized copper price	$1.86	$2.55	(27)%	$2.13	$2.65	(20)%

Attributable Production (koz, kt)
North America	428	396	8%	1,643	1,631	1%
South America	126	201	(37)%	537	565	(5)%
Asia Pacific	492	425	16%	2,050	1,735	18%
Africa	201	239	(16)%	805	914	(12)%
Total Gold	1,247	1,261	(1)%	5,035	4,845	4%

North America	5	5	—%	21	21	—%
Asia Pacific	34	24	42%	145	65	123%
Total Copper	39	29	34%	166	86	93%

CAS Consolidated ($/oz, $/lb)
North America	$822	$756	9%	$757	$759	—%
South America	710	409	74%	600	687	(13)%
Asia Pacific	605	760	(20)%	603	799	(25)%
Africa	565	488	16%	507	456	11%
Total Gold	$680	$631	8%	$633	$706	(10)%
Total Gold (by-product)	$611	$572	7%	$538	$717	(25)%

North America	$2.14	$2.64	(19)%	$1.96	$2.36	(17)%
Asia Pacific	1.11	1.79	(38)%	1.15	2.98	(61)%
Total Copper	$1.18	$1.86	(37)%	$1.21	$2.88	(58)%

AISC Consolidated ($/oz, $/lb)
North America	$1,087	$1,010	8%	$979	$1,007	(3)%
South America	1,184	650	82%	936	988	(5)%
Asia Pacific	818	976	(16)%	764	995	(23)%
Africa	806	722	12%	718	647	11%
Total Gold	$999	$927	8%	$898	$1,002	(10)%
Total Gold (by-product)	$964	$914	5%	$841	$1,052	(25)%

North America	$2.27	$2.82	(19)%	$2.30	$2.83	(19)%
Asia Pacific	1.45	2.35	(38)%	1.53	3.82	(60)%
Total Copper	$1.51	$2.39	(36)%	$1.59	$3.65	(56)%

Projects Update

  Cripple Creek & Victor (CC&V) expansion includes a new leach pad, recovery plant and mill. Leach pad construction is slightly ahead of schedule with first production expected in Q2 2016. The recovery plant remains on schedule to be completed later this year. Finally, mill availability has improved following a scheduled shut down in December, and Newmont expects to deliver further improvements in the first half of 2016. Gold production for 2016 is expected to be between 350,000 and 400,000 ounces at AISC of between $650 and $700, with production weighted toward the latter part of the year. The expansion remains on budget with development costs of approximately $200 million, of which 50% remain to be spent in 2016.
  Merian is 66% complete. The project remains below budget and on track to reach commercial production in the second half of 2016. Merian will produce between 400,000 and 500,000 ounces of gold annually during its first five years at AISC of between $650 and $750 per ounce. Newmont’s 75% share of development capital is estimated at between $575 and $625 million, after a further $50 million reduction in consolidated capital. An expenditure of between $170 million and $210 million remains in 2016.
  Long Canyon Phase 1 is just over 45% complete and remains on budget and schedule to reach commercial production in the first half of 2017. This first phase of development includes an open pit mine and heap leach operation with production of between 100,000 and 150,000 ounces per year at AISC of between $500 and $600 per ounce over an eight year mine life. About half of the total capital costs of between $250 and $300 million will be spent in 2016 with minimal spending in 2017.
  Tanami Expansion Project includes constructing a second decline in the mine and building incremental capacity in the plant to increase profitable production and serve as a platform for future expansion. The project is on budget and on schedule to deliver additional production beginning in 2017. The expansion will improve annual gold production to between 425,000 and 475,000 ounces per year at AISC of between $700 and $750 per ounce for the first five years, and will increase mine life by three years. Capital costs for the project are estimated at between $100 and $120 million with about half of that amount spent in 2016.
  Ahafo Mill Expansion and Subika Underground represent opportunities not currently included in Newmont’s outlook. The two projects would increase profitable production at Ahafo while lowering costs and offsetting the impacts of lower grades and harder ore. Both projects will be reviewed in the second half of 2016.

Outlook

Newmont updated its long-term outlook in December 2015. Guidance calls for AISC below $1,000 per ounce and profitable production of at least 4.5 to 5.0 million ounces per year through 2020.

Attributable gold production is expected to increase from between 4.8 and 5.3 million ounces in 2016 to between 5.2 and 5.7 million ounces in 2017, and remain stable at between 4.5 and 5.0 million ounces through 2020. New production at CC&V, Long Canyon Phase 1, Merian and the Tanami expansion are expected to offset the impacts of maturing operations at Yanacocha and mine sequencing at Batu Hijau. Projects that are not yet approved including Ahafo Mill Expansion, Subika Underground and Northwest Exodus represent upside of between 250,000 and 400,000 ounces of gold production beginning in 2018.

Attributable copper production is expected to be between 120,000 and 160,000 tonnes in 2016 and 2017 before decreasing to between 70,000 and 110,000 tonnes by 2018. The decline is due to the depletion of higher grade Phase 6 ore at Batu Hijau in 2018. Production at Phoenix Copper Leach and Boddington is expected to remain stable for the period.

Gold cost outlook – AISC is expected to improve from between $900 and $960 per ounce in 2016 to between $850 and $950 per ounce in 2017. 2018 costs are expected to remain below $1,000 per ounce despite higher stripping at Boddington and in Nevada and lower production at Batu Hijau. CAS is expected to be between $650 and $700 per ounce in 2016, and remain stable at between $650 and $750 per ounce in 2017 and 2018. Costs benefit from higher grades at Batu Hijau and Carlin underground mines through 2017, and from lower cost production at Tanami and Merian through 2018. Ongoing cost and efficiency improvements are expected to offset lower grades and throughput at Ahafo and maturing operations at Yanacocha. Full Potential savings and lower cost ounces from projects that have yet to be approved could further improve costs in the longer term.

Copper cost outlook – Copper AISC is expected to average between $1.50 and $1.70 per pound in 2016 with higher grade ore at Batu Hijau, and increase slightly to between $1.60 and $1.80 per pound in 2017, and to between $2.40 and $2.60 per pound in 2018. CAS is expected to be between $1.20 and $1.40 per pound in 2016 and 2017, and increase to between $1.80 and $2.00 per pound by 2018. The increase in costs over the period is mostly due to lower production volumes at Batu Hijau as Phase 6 ore is depleted as well as higher stripping at Boddington though 2018.

Capital – 2016 sustaining capital is expected to be between $700 and $750 million increasing to between $800 and $900 million in 2017 to cover equipment rebuilds, water treatment and tailings storage facilities. Technical and operational cost and efficiency improvements represent further upside. Sustaining capital is expected to remain stable at between $700 and $800 million to cover infrastructure, equipment and ongoing mine development in the longer term.

Debt – Newmont paid $200 million toward its existing term loan and $250 million toward project debt in Ghana and Indonesia in 2015. The Company expects to continue to repay project debt and will analyze opportunities to pay down other Corporate debt in 2016, targeting the highest rates and nearest-term maturities first.

2016 Outlooka

	Consolidated			Attributable			Consolidated			Consolidated All-in Sustaining			Consolidated Total Capital
	Production			Production			CAS			Costs[b]			Expenditures
	(Koz, Kt)			(Koz, Kt)			($/oz, $/lb)			($/oz, $/lb)			($M)
North America
Carlin	1,040	–	1,100	1,040	–	1,100	$750	–	$800	$925	–	$975	$175	–	$195
Phoenix[c]	180	–	200	180	–	200	$825	–	$875	$975	–	$1,025	$20	–	$30
Twin Creeks[d]	370	–	400	370	–	400	$575	–	$625	$700	–	$750	$30	–	$40
CC&V	350	–	400	350	–	400	$525	–	$575	$650	–	$700	$120	–	$130
Long Canyon													$140	–	$160
Other North America													$5	–	$15
Total	1,940	–	2,100	1,940	–	2,100	$675	–	$725	$850	–	$925	$490	–	$570

South America
Yanacocha[e]	630	–	660	310	–	350	$820	–	$870	$1,100	–	$1,170	$70	–	$90
Merian	120	–	140	90	–	100	$430	–	$460	$650	–	$700	$210	–	$250
Total	750	–	800	400	–	450	$760	–	$810	$1,050	–	$1,150	$280	–	$340

Asia Pacific
Boddington	725	–	775	725	–	775	$690	–	$730	$800	–	$850	$60	–	$70
Tanami	400	–	475	400	–	475	$550	–	$600	$800	–	$850	$150	–	$160
Kalgoorlie[f]	350	–	400	350	–	400	$650	–	$700	$725	–	$775	$10	–	$20
Other Asia Pacific													$5	–	$15
Batu Hijau	525	–	575	250	–	275	$500	–	$550	$650	–	$700	$50	–	$60
Total	2,000	–	2,225	1,725	–	1,925	$600	–	$650	$760	–	$820	$275	–	$325

Africa
Ahafo	330	–	360	330	–	360	$775	–	$825	$1,020	–	$1,100	$60	–	$80
Akyem	430	–	460	430	–	460	$560	–	$600	$700	–	$750	$40	–	$50
Total	760	–	820	760	–	820	$650	–	$700	$850	–	$900	$100	–	$130

Corporate/Other													$10	–	$15
Total Gold[g]	5,450	–	5,945	4,825	–	5,295	$650	–	$700	$900	–	$960	$1,155	–	$1,370

Phoenix	15	–	25	15	–	25	$1.70	–	$1.90	$2.10	–	$2.30
Boddington	25	–	35	25	–	35	$1.90	–	$2.10	$2.30	–	$2.50
Batu Hijau[h]	170	–	190	80	–	100	$1.00	–	$1.20	$1.40	–	$1.60
Total Copper	210	–	250	120	–	160	$1.20	–	$1.40	$1.50	–	$1.70

Consolidated Expense Outlook[i]
General & Administrative	$225	–	$275
Interest Expense	$270	–	$290
DD&A	$1,350	–	$1,425
Exploration and Projects	$275	–	$300
Sustaining Capital	$700	–	$750
Tax Rate	35%	–	39%
[a]

2016 Outlook in the table above are considered “forward-looking statements” and are based upon certain assumptions, including, but not limited to, metal prices, oil prices, certain exchange rates and other assumptions. For example, 2016 Outlook assumes $1,100/oz Au, $2.50/lb Cu, $0.75 USD/AUD exchange rate and $65/barrel WTI. AISC and CAS cost estimates do not include inflation. Production, AISC and capital estimates exclude projects that have not yet been approved (NW Exodus, Twin Underground, Batu Phase 7, Ahafo Mill Expansion and Subika Underground). The potential impact on inventory valuation as a result of lower prices, input costs, and project decisions are not included as part of this Outlook. Such assumptions may prove to be incorrect and actual results may differ materially from those anticipated. See cautionary note at the end of the release.

[b]

All-in sustaining costs as used in the Company’s Outlook is a non-GAAP metric defined as the sum of cost applicable to sales (including all direct and indirect costs related to current gold production incurred to execute on the current mine plan), remediation costs (including operating accretion and amortization of asset retirement costs), G&A, exploration expense, advanced projects and R&D, treatment and refining costs, other expense, net of one-time adjustments and sustaining capital.

[c]	Includes Lone Tree operations.
[d]	Includes TRJV operations.
[e]	Consolidated production for Yanacocha is presented on a total production basis for the mine site; attributable production represents a 51.35% interest.
[f]	Both consolidated and attributable production are shown on a pro-rata basis with a 50% ownership for Kalgoorlie.
[g]	Production outlook does not include equity production from stakes in TMAC (29.4%), La Zanja (46.94%) and Regis (19.45%).
[h]

Consolidated production for Batu Hijau is presented on a total production basis for the mine site; whereas attributable production represents a 48.5% ownership interest in 2016 outlook. Outlook for Batu Hijau remains subject to various factors, including, without limitation, renegotiation of the CoW, issuance of future export approvals, negotiations with the labor union, future in-country smelting availability and regulations relating to export quotas, and certain other factors.

[i]

Consolidated expense outlook is adjusted to exclude extraordinary items. For example, the tax rate outlook above is a consolidated adjusted rate, which assumes the exclusion of certain tax valuation allowance adjustments. Beginning in 2016, regional general and administrative expense is included in total general and administrative expense (G&A) and community development cost is included in CAS.

NEWMONT MINING CORPORATION STATEMENTS OF CONSOLIDATED OPERATIONS (unaudited, in millions except per share)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014

Sales	$1,816	$2,017	$7,729	$7,292

Costs and expenses
Costs applicable to sales (1)	1,141	1,129	4,312	4,457
Depreciation and amortization	343	307	1,239	1,229
Reclamation and remediation	192	93	266	154
Exploration	41	45	156	164
Advanced projects, research and development	40	41	133	161
General and administrative	45	48	183	186
Impairment of long-lived assets	50	8	56	26
Other expense, net	79	44	221	205
	1,931	1,715	6,566	6,582
Other income (expense)
Other income, net	-	29	128	157
Interest expense, net	(77)	(85)	(325)	(361)
	(77)	(56)	(197)	(204)
Income (loss) before income and mining tax and other items	(192)	246	966	506
Income and mining tax benefit (expense)	(148)	(155)	(644)	(133)
Equity income (loss) of affiliates	(11)	(6)	(45)	(4)
Income (loss) from continuing operations	(351)	85	277	369
Income (loss) from discontinued operations	(7)	(24)	27	(40)
Net income (loss)	(358)	61	304	329
Net loss (income) attributable to noncontrolling interests	104	(46)	(84)	179
Net income (loss) attributable to Newmont stockholders	$(254)	$15	$220	$508

Net income (loss) attributable to Newmont stockholders:
Continuing operations	$(247)	$39	$193	$548
Discontinued operations	(7)	(24)	27	(40)
	$(254)	$15	$220	$508
Income (loss) per common share
Basic:
Continuing operations	$(0.48)	$0.08	$0.38	$1.10
Discontinued operations	(0.02)	(0.05)	0.05	(0.08)
	$(0.50)	$0.03	$0.43	$1.02
Diluted:
Continuing operations	$(0.48)	$0.08	$0.38	$1.10
Discontinued operations	(0.02)	(0.05)	0.05	(0.08)
	$(0.50)	$0.03	$0.43	$1.02

Cash dividends declared per common share	$0.025	$0.025	$0.100	$0.225

(1) Excludes Depreciation and amortization and Reclamation and remediation.

NEWMONT MINING CORPORATION STATEMENTS OF CONSOLIDATED CASH FLOWS (unaudited, in millions)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
Operating activities:
Net income (loss)	$(358)	$61	$304	$329
Adjustments:
Depreciation and amortization	343	307	1,239	1,229
Stock based compensation and other non-cash benefits	19	9	77	51
Reclamation and remediation	189	93	259	154
Loss (income) from discontinued operations	7	24	(27)	40
Impairment of long-lived assets	50	8	56	26
Impairment of investments	13	17	115	21
Deferred income taxes	105	34	317	(149)
Gain on asset and investment sales, net	(9)	(34)	(118)	(126)
Gain on deconsolidation of TMAC	—	—	(76)	—
Other operating adjustments and impairments	99	67	347	574
Net change in operating assets and liabilities	(183)	(24)	(336)	(698)
Net cash provided by continuing operating activities	275	562	2,157	1,451
Net cash used in discontinued operations	(3)	(3)	(12)	(13)
Net cash provided by operating activities	272	559	2,145	1,438
Investing activities:
Additions to property, plant and mine development	(460)	(344)	(1,401)	(1,110)
Acquisitions, net	(4)	—	(823)	(28)
Sales of investments	—	—	29	25
Purchases of investments	—	(25)	—	(26)
Proceeds from sale of other assets	77	470	203	661
Other	(2)	(16)	(49)	(29)
Net cash provided by (used in) investing activities	(389)	85	(2,041)	(507)
Financing activities:
Proceeds from debt, net	—	5	—	601
Repayment of debt	(122)	(105)	(454)	(686)
Proceeds from stock issuance, net	—	—	675	—
Sale of noncontrolling interests	—	108	37	179
Funding from noncontrolling interests	20	—	109	—
Acquisition of noncontrolling interests	—	(3)	(8)	(9)
Dividends paid to noncontrolling interests	—	—	(3)	(4)
Dividends paid to common stockholders	(14)	(12)	(52)	(114)
Decrease (increase) in restricted cash and other	51	(5)	(8)	(32)
Net cash provided by (used in) financing activities	(65)	(12)	296	(65)
Effect of exchange rate changes on cash	—	(7)	(21)	(18)
Net change in cash and cash equivalents	(182)	625	379	848
Cash and cash equivalents at beginning of period	2,964	1,778	2,403	1,555
Cash and cash equivalents at end of period	$2,782	$2,403	$2,782	$2,403

NEWMONT MINING CORPORATION CONSOLIDATED BALANCE SHEETS (unaudited, in millions)

	At December 31,	At December 31,
	2015	2014
ASSETS
Cash and cash equivalents	$2,782	$2,403
Trade receivables	260	186
Other accounts receivables	185	290
Investments	19	73
Inventories	710	700
Stockpiles and ore on leach pads	896	666
Deferred income tax assets	—	240
Other current assets	131	881
Current assets	4,983	5,439
Property, plant and mine development, net	14,303	13,650
Investments	402	334
Stockpiles and ore on leach pads	3,000	2,820
Deferred income tax assets	1,718	1,790
Other long-term assets	776	883
Total assets	$25,182	$24,916

LIABILITIES
Debt	$149	$166
Accounts payable	396	406
Employee-related benefits	293	307
Income and mining taxes	38	74
Other current liabilities	540	1,245
Current liabilities	1,416	2,198
Debt	6,087	6,480
Reclamation and remediation liabilities	1,800	1,606
Deferred income tax liabilities	840	656
Employee-related benefits	437	492
Other long-term liabilities	310	395
Total liabilities	10,890	11,827

EQUITY
Common stock – $1.60 par value;	847	798
Authorized – 750 million shares
Issued and outstanding – 530 million and 499 million shares issued, less 350,000 and 330,000 treasury shares, respectively
Additional paid-in capital	9,427	8,712
Accumulated other comprehensive income (loss)	(334)	(478)
Retained earnings	1,410	1,242
Newmont stockholders' equity	11,350	10,274
Noncontrolling interests	2,942	2,815
Total equity	14,292	13,089
Total liabilities and equity	$25,182	$24,916

Regional Operating Statistics

	Consolidated gold		Attributable gold
	ounces produced		ounces produced
	(thousands):		(thousands):
	Three Months Ended		Three Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
North America
Carlin	227	233	227	233
Phoenix	45	50	45	50
Twin Creeks	106	110	106	110
La Herradura	—	3	—	3
CC&V	50	—	50	—
	428	396	428	396
South America
Yanacocha	212	322	108	165
Other South America Equity Interests	—	—	18	36
	212	322	126	201
Asia Pacific
Boddington	204	189	204	189
Tanami	95	94	95	94
Waihi	12	26	12	26
Kalgoorlie	82	80	82	80
Batu Hijau	172	43	84	21
Other Asia Pacific Equity Interests	—	—	15	15
	565	432	492	425
Africa
Ahafo	80	105	80	105
Akyem	121	134	121	134
	201	239	201	239
	1,406	1,389	1,247	1,261
Consolidated copper pounds produced (millions):
Phoenix	11	11	11	11
Boddington	20	19	20	19
Batu Hijau	113	68	55	32
	144	98	86	62
Consolidated copper tonnes produced (thousands):
Phoenix	5	5	5	5
Boddington	9	9	9	9
Batu Hijau	51	31	25	15
	65	45	39	29

Regional Operating Statistics

	Consolidated gold		Attributable gold
	ounces produced		ounces produced
	(thousands):		(thousands):
	Years Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
North America
Carlin	886	907	886	907
Phoenix	205	211	205	211
Twin Creeks	471	389	471	389
La Herradura	—	124	—	124
CC&V	81	—	81	—
	1,643	1,631	1,643	1,631
South America
Yanacocha	918	970	471	498
Other South America Equity Interests	—	—	66	67
	918	970	537	565
Asia Pacific
Boddington	794	696	794	696
Tanami	436	345	436	345
Jundee	—	138	—	138
Waihi	119	132	119	132
Kalgoorlie	316	329	316	329
Batu Hijau	676	76	328	37
Other Asia Pacific Equity Interests	—	—	57	58
	2,341	1,716	2,050	1,735
Africa
Ahafo	332	442	332	442
Akyem	473	472	473	472
	805	914	805	914
	5,707	5,231	5,035	4,845
Consolidated copper pounds produced (millions):
Phoenix	46	46	46	46
Boddington	79	69	79	69
Batu Hijau	494	156	240	76
	619	271	365	191
Consolidated copper tonnes produced (thousands):
Phoenix	21	21	21	21
Boddington	36	31	36	31
Batu Hijau	224	71	109	34
	281	123	166	86

Non-GAAP Financial Measures

Non-GAAP financial measures are intended to provide additional information only and do not have any standard meaning prescribed by generally accepted accounting principles (GAAP). These measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Our management uses adjusted net income, adjusted net income per diluted share and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis; as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; in communications with the board of directors, stockholders, analysts and investors concerning our financial performance; as useful comparisons to the performance of our competitors; and as metrics of certain management incentive compensation calculations. We believe that adjusted net income, adjusted net income per diluted share and Adjusted EBITDA are used by and are useful to investors and other users of our financial statements in evaluating our operating performance because they provide an additional tool to evaluate our performance without regard to special and non-core items, which can vary substantially from company to company depending upon accounting methods and book value of assets and capital structure. We have provided reconciliations of all non-GAAP measures to their nearest U.S. GAAP measures and have consistently applied the adjustments within our reconciliations in arriving at each non-GAAP measure. These adjustments consist of special items from our U.S. GAAP financial statements as well as other non-core items, such as property, plant and mine development impairments, restructuring costs, gains and losses on sales of asset sales, abnormal production costs and transaction/acquisition costs included in our U.S. GAAP results that warrant adjustment to arrive at non-GAAP results. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective and involve significant management judgment.

Adjusted net income (loss)

Management of the Company uses Adjusted net income (loss) to evaluate the Company’s operating performance, and for planning and forecasting future business operations. The Company believes the use of Adjusted net income (loss) allows investors and analysts to understand the results of the continuing operations of the Company and its direct and indirect subsidiaries relating to the production and sale of minerals, by excluding certain items that have a disproportionate impact on our results for a particular period. The net income (loss) adjustments are presented net of tax generally at Company’s statutory effective tax rate of 35% and net of our partners’ noncontrolling interests when applicable. The corollary impact of the adjustments through the Company’s Valuation allowance is shown separately. The tax valuation allowance adjustment includes items such as foreign tax credits, alternative minimum tax credits, capital losses and disallowed foreign losses. Management’s determination of the components of Adjusted net income (loss) are evaluated periodically and based, in part, on a review of non-GAAP financial measures used by mining industry analysts. Net income (loss) attributable to Newmont stockholders is reconciled to Adjusted net income (loss) as follows:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income (loss) attributable to Newmont stockholders	$(254)	$15	$220	$508
Loss (income) from discontinued operations (1)	7	24	(27)	40
Impairment of investments (2)	8	10	74	15
Impairment of long-lived assets (3)	18	4	22	11
Restructuring and other (4)	3	3	17	21
Acquisition costs (5)	2	—	12	—
Loss (gain) on asset and investment sales (6)	(6)	(23)	(69)	(54)
Gain on deconsolidation of TMAC (7)	—	—	(49)	—
Reclamation charges (8)	94	10	94	10
Ghana Investment Agreement (9)	18	—	18	—
Abnormal production costs at Batu Hijau (10)	—	—	—	28
Tax adjustments (11)	130	43	195	(34)
Adjusted net income (loss)	$20	$86	$507	$545

Net income (loss) per share, basic	$(0.48)	$0.03	$0.43	$1.02
Loss (income) from discontinued operations, net of taxes	0.01	0.05	(0.05)	0.08
Impairment of investments, net of taxes	0.02	0.02	0.14	0.03
Impairment of long-lived assets, net of taxes	0.03	0.01	0.04	0.02
Restructuring and other, net of taxes	0.01	0.01	0.03	0.04
Acquisition costs, net of taxes	—	—	0.02	—
Loss (gain) on asset and investment sales, net of taxes	(0.01)	(0.05)	(0.13)	(0.11)
Gain on deconsolidation of TMAC, net of taxes	—	—	(0.09)	—
Reclamation charges, net of taxes	0.18	0.02	0.18	0.02
Ghana Investment Agreement, net of taxes	0.03	—	0.03	—
Abnormal production costs at Batu Hijau, net of taxes	—	—	—	0.06
Tax adjustments	0.25	0.08	0.38	(0.07)
Adjusted net income (loss) per share, basic	$0.04	$0.17	$0.98	$1.09

Net income (loss) per share, diluted	$(0.48)	$0.03	$0.43	$1.02
Loss (income) from discontinued operations, net of taxes	0.01	0.05	(0.05)	0.08
Impairment of investments, net of taxes	0.02	0.02	0.14	0.03
Impairment of long-lived assets, net of taxes	0.03	0.01	0.04	0.02
Restructuring and other, net of taxes	0.01	0.01	0.03	0.04
Acquisition costs, net of taxes	—	—	0.02	—
Loss (gain) on asset and investment sales, net of taxes	(0.01)	(0.05)	(0.13)	(0.11)
Gain on deconsolidation of TMAC, net of taxes	—	—	(0.09)	—
Reclamation charges, net of taxes	0.18	0.02	0.18	0.02
Ghana Investment Agreement, net of taxes	0.03	—	0.03	—
Abnormal production costs at Batu Hijau, net of taxes	—	—	—	0.06
Tax adjustments	0.25	0.08	0.38	(0.07)
Adjusted net income (loss) per share, diluted	$0.04	$0.17	$0.98	$1.09

_______________________________

Note: Quarterly amounts may not calculate to annual amounts due to rounding.

(1)	Loss (income) from discontinued operations is presented net of tax $(4), $(11), $11 and $(18) expense (benefit), respectively.
(2)	Impairment of investments is presented net of tax $(5), $(5), $(41) and $(6) expense (benefit), respectively.
(3)	Impairment of long-lived assets is presented net of tax $(18), $(-), $(20) and $(6) expense (benefit), respectively and amounts attributed to noncontrolling interest income (expense) of $(14), $(6), $(14) and $(9), respectively.
(4)	Restructuring and other is presented net of tax $(3), $(2), $(12) and $(13) expense (benefit), respectively and amounts attributed to noncontrolling interest income (expense) of $(2), $(3), $(5) and $(6), respectively.
(5)	Acquisition costs are presented net of tax $(2), $-, $(7) and $- expense (benefit), respectively.
(6)	Loss (gain) on asset and investment sales are presented net of tax $3, $11, $49 and $72 expense (benefit), respectively.
(7)	Gain on deconsolidation of TMAC is presented net of tax $-, $-, $27, and $- expense (benefit), respectively.
(8)	Reclamation charges are presented net of tax $(51), $(5), $(51) and $(5) expense (benefit), respectively.
(9)	Ghana investment agreement is presented net of tax $(9), $-, $(9) and $- expense (benefit), respectively.
(10)	Abnormal production cost at Batu Hijau is presented net of tax $-, $-, $- and $32 expense (benefit), respectively and amounts attributed to noncontrolling interest income (expense) of $-, $-, $- and $30, respectively.
(11)	Tax adjustments include movements in tax valuation allowance and tax adjustments not related to current period earnings.

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

We also present adjusted earnings before interest, taxes, depreciation, and amortization (Adjusted EBITDA) as a non-GAAP measure. Management of the Company uses EBITDA and EBITDA adjusted for non-core or certain items that have a disproportionate impact on our results for a particular period (Adjusted EBITDA) as non-GAAP measures to evaluate the Company’s operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be considered an alternative to, net earnings (loss), operating earnings (loss), or cash flow from operations as those terms are defined by GAAP, and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. Although Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our calculation of Adjusted EBITDA is not necessarily comparable to such other similarly titled captions of other companies. The Company believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. Management’s determination of the components of Adjusted EBITDA are evaluated periodically and based, in part, on a review of non-GAAP financial measures used by mining industry analysts. Net income (loss) attributable to Newmont stockholders is reconciled to EBITDA and Adjusted EBITDA as follows:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income (loss) attributable to Newmont stockholders	$(254)	$15	$220	$508
Net income (loss) attributable to noncontrolling interests	(104)	46	84	(179)
Loss (income) from discontinued operations	7	24	(27)	40
Equity loss (income) of affiliates	11	6	45	4
Income and mining tax expense (benefit)	148	155	644	133
Depreciation and amortization	343	307	1,239	1,229
Interest expense, net of capitalized interest	77	85	325	361
EBITDA	$228	$638	$2,530	$2,096
Adjustments:
Impairment of investments	$13	$15	$115	$21
Impairment of long-lived assets	50	10	56	26
Restructuring and other	8	8	34	40
Acquisitions costs	4	—	19	—
Gain on deconsolidation of TMAC	—	—	(76)	—
Loss (gain) on asset and investment sales	(9)	(34)	(118)	(126)
Abnormal production costs at Batu Hijau	—	—	—	53
Ghana Investment Agreement	27	—	27	—
Reclamation charges	145	15	145	15
Adjusted EBITDA	$466	$652	$2,732	$2,125

Free Cash Flow

Management uses Free Cash Flow as a non-GAAP measure to analyze cash flows generated from operations. Free Cash Flow is Net cash provided from operations plus Net cash used for discontinued operations less Additions to property, plant and mine development as presented on the Statement of Cash Flows. The Company believes Free Cash Flow is also useful as one of the bases for comparing the Company’s performance with its competitors. Although Free Cash Flow and similar measures are frequently used as measures of cash flows generated from operations by other companies, the Company’s calculation of Free Cash Flow is not necessarily comparable to such other similarly titled captions of other companies.

The presentation of non-GAAP Free Cash Flow is not meant to be considered in isolation or as an alternative to net income as an indicator of the Company’s performance, or as an alternative to cash flows from operating activities as a measure of liquidity as those terms are defined by GAAP, and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. The Company’s definition of Free Cash Flow is limited in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, the Company believes it is important to view Free Cash Flow as a measure that provides supplemental information to the Company’s Statements of Consolidated Cash Flows.

The following table sets forth a reconciliation of Free Cash Flow, a non-GAAP financial measure, to net cash provided from operations, which the Company believes to be the GAAP financial measure most directly comparable to Free Cash Flow, as well as information regarding net cash used in investing activities and net cash used in financing activities.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net cash provided by operating activities	$272	$559	$2,145	$1,438
Plus: Net cash used in discontinued operations	3	3	12	13
Net cash provided by continuing operating activities	275	562	2,157	1,451
Less: Additions to property, plant and mine development	(460)	(344)	(1,401)	(1,110)
Free Cash Flow	$(185)	$218	$756	$341

Net cash provided by (used in) investing activities (1)	$(389)	$85	$(2,041)	$(507)
Net cash provided by (used in) financing activities	$(65)	$(12)	$296	$(65)
(1)	Net cash used in investing activities includes Additions to property plan and mine development, which is included in the Company’s computation of Free Cash Flow.

Costs applicable to sales per ounce/pound

Costs applicable to sales per ounce/pound are non-GAAP financial measures. These measures are calculated by dividing the costs applicable to sales of gold and copper by gold ounces or copper pounds sold, respectively. These measures are calculated on a consistent basis for the periods presented on a consolidated basis. Costs applicable to sales per ounce/pound statistics are intended to provide additional information only and do not have any standardized meaning prescribed by GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The measures are not necessarily indicative of operating profit or cash flow from operations as determined under GAAP. Other companies may calculate these measures differently.

The following tables reconcile these non-GAAP measures to the most directly comparable GAAP measures.

Costs applicable to sales per ounce

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
Costs applicable to sales (1)	$971	$900	$3,597	$3,697
Gold sold (thousand ounces)	1,425	1,426	5,677	5,240
Costs applicable to sales per ounce	$680	$631	$633	$706
(1)	Includes by-product credits of $10 and $50 in the fourth quarter and full year 2015, respectively, and $14 and $68 in the fourth quarter and full year 2014, respectively.

Costs applicable to sales per pound

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
Costs applicable to sales (1)	$170	$229	$715	$760
Copper sold (million pounds)	144	123	589	264
Costs applicable to sales per pound	$1.18	$1.86	$1.21	$2.88
(1)	Includes by-product credits of $5 and $23 in the fourth quarter and full year 2015, respectively, and $5 and $17 in the fourth quarter and full year 2014, respectively.

All-In Sustaining Costs

Newmont has worked to develop a metric that expands on GAAP measures such as cost of goods sold and non-GAAP measures, such as costs applicable to sales per ounce, to provide visibility into the economics of our mining operations related to expenditures, operating performance and the ability to generate cash flow from operations.

Current GAAP-measures used in the mining industry, such as cost of goods sold, do not capture all of the expenditures incurred to discover, develop, and sustain gold production. Therefore, we believe that all-in sustaining costs is a non-GAAP measure that provides additional information to management, investors, and analysts that aid in the understanding of the economics of our operations and performance compared to other producers and in the investor’s visibility by better defining the total costs associated with production.

All-in sustaining cost (AISC) amounts are intended to provide additional information only and do not have any standardized meaning prescribed by GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The measures are not necessarily indicative of operating profit or cash flow from operations as determined under GAAP. Other companies may calculate these measures differently as a result of differences in the underlying accounting principles, policies applied and in accounting frameworks such as in International Financial Reporting Standards (IFRS), or by reflecting the benefit from selling non-gold metals as a reduction to AISC. Differences may also arise related to definitional differences of sustaining versus development capital activities based upon each company’s internal policies.

The following disclosure provides information regarding the adjustments made in determining the all-in sustaining costs measure:

Cost Applicable to Sales - Includes all direct and indirect costs related to current gold production incurred to execute the current mine plan. Costs Applicable to Sales (CAS) includes by-product credits from certain metals obtained during the process of extracting and processing the primary ore-body. CAS is accounted for on an accrual basis and excludes Amortization and Reclamation and remediation, which is consistent with our presentation of CAS on the Statement of Consolidated Income. In determining AISC, only the CAS associated with producing and selling an ounce of gold is included in the measure. Therefore, the amount of gold CAS included in AISC is derived from the CAS presented in the Company’s Statement of Consolidated Income less the amount of CAS attributable to the production of copper at our Phoenix, Boddington and Batu Hijau mines. The copper CAS at those mine sites is disclosed in Note 3 – Segments that accompanies the Consolidated Financial Statements. The allocation of CAS between gold and copper at the Phoenix, Boddington and Batu Hijau mines is based upon the relative sales percentage of copper and gold sold during the period.

Remediation Costs - Includes accretion expense related to asset retirement obligations (ARO) and the amortization of the related Asset Retirement Cost (ARC) for the Company’s operating properties recorded as an ARC asset. Accretion related to ARO and the amortization of the ARC assets for reclamation and remediation do not reflect annual cash outflows but are calculated in accordance with GAAP. The accretion and amortization reflect the periodic costs of reclamation and remediation associated with current gold production and are therefore included in the measure. The allocation of these costs to gold and copper is determined using the same allocation used in the allocation of CAS between gold and copper at the Phoenix, Boddington and Batu Hijau mines.

Advanced Projects and Exploration - Includes incurred expenses related to projects that are designed to increase or enhance current gold production and gold exploration. We note that as current resources are depleted, exploration and advance projects are necessary for us to replace the depleting reserves or enhance the recovery and processing of the current reserves. As this relates to sustaining our gold production, and is considered a continuing cost of a mining company, these costs are included in the AISC measure. These costs are derived from the Advanced projects, research and development and Exploration amounts presented in the Company’s Statement of Consolidated Income less the amount attributable to the production of copper at our Phoenix, Boddington and Batu Hijau mines. The allocation of these costs to gold and copper is determined using the same allocation used in the allocation of CAS between gold and copper at the Batu Hijau, Boddington and Phoenix mines.

General and Administrative - Includes cost related to administrative tasks not directly related to current gold production, but rather related to support our corporate structure and fulfilling our obligations to operate as a public company. Including these expenses in the AISC metric provides visibility of the impact that general and administrative activities have on current operations and profitability on a per ounce basis.

Other Expense, net - Includes costs related to regional administration and community development to support current gold production. We exclude certain exceptional or unusual expenses from Other expense, net, such as restructuring, as these are not indicative to sustaining our current gold operations. Furthermore, this adjustment to Other expense, net is also consistent with the nature of the adjustments made to Net income (loss) as disclosed in the Company’s non-GAAP financial measure Adjusted net income (loss). The allocation of these costs to gold and copper is determined using the same allocation used in the allocation of CAS between gold and copper at the Phoenix, Boddington and Batu Hijau mines.

Treatment and Refining Costs - Includes costs paid to smelters for treatment and refining of our concentrates to produce the salable metal. These costs are presented net as a reduction of Sales.

Sustaining Capital - We determined sustaining capital as those capital expenditures that are necessary to maintain current gold production and execute the current mine plan. Capital expenditures to develop new operations, or related to projects at existing operations where these projects will enhance gold production or reserves, are considered development. We determined the breakout of sustaining and development capital costs based on a systematic review of our project portfolio in light of the nature of each project. Sustaining capital costs are relevant to the AISC metric as these are needed to maintain the Company’s current gold operations and provide improved transparency related to our ability to finance these expenditures from current operations. The allocation of these costs to gold and copper is determined using the same allocation used in the allocation of CAS between gold and copper at the Batu Hijau, Boddington and Phoenix mines.

			Advanced			Treatment				All-In
	Costs		Projects	General	Other	and		All-In	Ounces	Sustaining
Three Months Ended	Applicable	Remediation	and	and	Expense,	Refining	Sustaining	Sustaining	(000)/Pounds	Costs per
December 31, 2015	to Sales (1)(2)(3)	Costs (4)	Exploration	Administrative	Net (5)	Costs	Capital (6)	Costs	(millions) Sold	oz/lb
GOLD
Carlin	$216	$1	$4	$—	$2	$—	$64	$287	224	$1,281
Phoenix	42	—	—	—	1	2	3	48	45	1,067
Twin Creeks	56	1	1	—	2	—	10	70	107	654
CC&V (7)	34	1	2	—	—	—	6	43	49	878
Other North America	—	—	11	—	(2)	—	5	14	—	—
North America	348	3	18	—	3	2	88	462	425	1,087

Yanacocha	155	24	15	—	6	—	38	238	217	1,097
Other South America	—	—	14	—	5	—	—	19	—	—
South America	155	24	29	—	11	—	38	257	217	1,184

Boddington	159	2	1	—	—	6	13	181	231	784
Tanami	53	1	2	—	1	—	23	80	93	860
Waihi (8)	6	—	—	—	—	—	1	7	13	538
Kalgoorlie	66	—	1	—	1	2	7	77	85	906
Batu Hijau	69	—	1	1	6	11	26	114	160	713
Other Asia Pacific	—	—	2	1	11	—	3	17	—	—
Asia Pacific	353	3	7	2	19	19	73	476	582	818

Ahafo	56	2	8	—	—	—	17	83	81	1,025
Akyem	59	1	2	—	1	—	14	77	120	642
Other Africa	—	—	—	—	2	—	—	2	—	—
Africa	115	3	10	—	3	—	31	162	201	806

Corporate and Other	—	—	16	43	3	—	5	67	—	—
Total Gold	$971	$33	$80	$45	$39	$21	$235	$1,424	1,425	$999

COPPER
Phoenix	$22	$1	$—	$—	$—	$—	$2	$25	11	$2.27
Boddington	39	1	1	—	—	5	3	49	25	1.96
Batu Hijau	109	4	—	—	1	22	8	144	108	1.33
Asia Pacific	148	5	1	—	1	27	11	193	133	1.45
Total Copper	$170	$6	$1	$—	$1	$27	$13	$218	144	$1.51

Consolidated	$1,141	$39	$81	$45	$40	$48	$248	$1,642
(1)	Excludes Depreciation and amortization and Reclamation and remediation.
(2)	Includes by-product credits of $15.
(3)	Includes stockpile and leach pad inventory adjustments of $30 at Carlin, $2 at Twin Creeks and $35 at Yanacocha.
(4)	Remediation costs include operating accretion of $19 and amortization of asset retirement costs of $10.
(5)	Other expense, net is adjusted for restructuring costs of $8, Ghana investment agreement payment of $27 and acquisition costs of $4.
(6)

Excludes development capital expenditures, capitalized interest, and the increase in accrued capital of $212. The following are major development projects: Merian, Turf Vent Shaft, Long Canyon and the CC&V expansion project.

(7)	The Company acquired the CC&V gold mining business on August 3, 2015.
(8)	On October 29, 2015, the Company sold the Waihi mine.

			Advanced			Treatment				All-In
	Costs		Projects	General	Other	and		All-In	Ounces	Sustaining
Year Ended	Applicable	Remediation	and	and	Expense,	Refining	Sustaining	Sustaining	(000)/Pounds	Costs per
December 31, 2015	to Sales (1)(2)(3)	Costs (4)	Exploration	Administrative	Net (5)	Costs	Capital (6)	Costs	(millions) Sold	oz/lb
GOLD
Carlin	$788	$4	$16	$—	$9	$—	$188	$1,005	886	$1,134
Phoenix	163	4	2	—	3	8	15	195	199	980
Twin Creeks	246	4	8	—	4	—	47	309	473	653
CC&V (7)	44	2	3	—	—	—	7	56	82	683
Other North America	—	—	30	—	3	—	8	41	—	—
North America	1,241	14	59	—	19	8	265	1,606	1,640	979

Yanacocha	555	97	37	—	27	—	97	813	924	880
Other South America	—	—	46	—	6	—	—	52	—	—
South America	555	97	83	—	33	—	97	865	924	936

Boddington	569	9	2	—	1	24	47	652	816	799
Tanami	223	3	7	—	3	—	78	314	434	724
Waihi (8)	54	2	3	—	1	—	3	63	116	543
Kalgoorlie	272	5	3	—	1	5	21	307	318	965
Batu Hijau	274	9	3	1	12	39	48	386	625	618
Other Asia Pacific	—	—	5	2	29	—	6	42	—	—
Asia Pacific	1,392	28	23	3	47	68	203	1,764	2,309	764

Ahafo	204	7	24	—	4	—	57	296	332	892
Akyem	205	6	8	—	7	—	44	270	472	572
Other Africa	—	—	2	—	9	—	—	11	—	—
Africa	409	13	34	—	20	—	101	577	804	718

Corporate and Other	—	—	84	179	12	—	10	285	—	—
Total Gold	$3,597	$152	$283	$182	$131	$76	$676	$5,097	5,677	$898

COPPER
Phoenix	$91	$3	$1	$—	$1	$3	$9	$108	47	$2.30
Boddington	140	2	1	—	—	15	11	169	82	2.06
Batu Hijau	484	18	4	1	9	92	50	658	460	1.43
Asia Pacific	624	20	5	1	9	107	61	827	542	1.53
Total Copper	$715	$23	$6	$1	$10	$110	$70	$935	589	$1.59

Consolidated	$4,312	$175	$289	$183	$141	$186	$746	$6,032
(1)	Excludes Depreciation and amortization and Reclamation and remediation.
(2)	Includes by-product credits of $73.
(3)	Includes stockpile and leach pad inventory adjustments of $116 at Carlin, $14 at Twin Creeks, $77 at Yanacocha and $19 at Boddington.
(4)	Remediation costs include operating accretion of $76 and amortization of asset retirement costs of $88.
(5)	Other expense, net is adjusted for restructuring and other costs of $34, the Ghana investment agreement payment of $27 and acquisition costs of $19.
(6)

Excludes development capital expenditures, capitalized interest, and the increase in accrued capital of $655. The following are major development projects: Merian, Turf Vent Shaft, Long Canyon and the CC&V expansion project.

(7)	The Company acquired the CC&V gold mining business on August 3, 2015
(8)	On October 29, 2015, The Company sold the Waihi mine.

			Advanced			Treatment				All-In
	Costs		Projects	General	Other	and		All-In	Ounces	Sustaining
Three Months Ended	Applicable	Remediation	and	and	Expense,	Refining	Sustaining	Sustaining	(000)/Pounds	Costs per
December 31, 2014	to Sales (1)(2)(3)	Costs (4)	Exploration	Administrative	Net (5)	Costs	Capital (6)	Costs	(millions) Sold	oz/lb
GOLD
Carlin	$188	$1	$6	$—	$2	$—	$45	$242	232	$1,043
Phoenix	44	1	1	—	1	2	5	54	45	1,200
Twin Creeks	60	—	1	—	1	—	25	87	111	784
La Herradura (7)	3	—	2	—	—	—	2	7	3	2,333
Other North America	—	—	5	—	(3)	—	3	5	—	—
North America	295	2	15	—	1	2	80	395	391	1,010

Yanacocha	133	21	8	—	11	—	24	197	326	604
Other South America	—	—	15	—	—	—	—	15	—	—
South America	133	21	23	—	11	—	24	212	326	650

Boddington	160	3	—	—	—	1	19	183	214	855
Tanami	66	—	1	—	1	—	35	103	94	1,096
Jundee (7)	—	—	—	—	1	—	(1)	—	—	—
Waihi (7)	18	2	4	—	—	—	—	24	29	828
Kalgoorlie	71	1	1	—	—	2	16	91	79	1,152
Batu Hijau	38	2	—	—	1	5	1	47	48	979
Other Asia Pacific	—	—	2	3	—	—	—	5	—	—
Asia Pacific	353	8	8	3	3	8	70	453	464	976

Ahafo	67	2	9	—	1	—	27	106	111	955
Akyem	52	1	—	—	2	—	12	67	134	500
Other Africa	—	—	2	—	2	—	—	4	—	—
Africa	119	3	11	—	5	—	39	177	245	722

Corporate and Other	—	—	28	44	12	—	1	85	—	—
Total Gold	$900	$34	$85	$47	$32	$10	$214	$1,322	1,426	$927

COPPER
Phoenix	$27	$—	$—	$—	$—	$1	$3	$31	11	$2.82
Boddington	46	—	—	—	1	8	6	61	21	2.90
Batu Hijau	156	5	1	1	3	26	10	202	91	2.22
Asia Pacific	202	5	1	1	4	34	16	263	112	2.35
Total Copper	$229	$5	$1	$1	$4	$35	$19	$294	123	$2.39

Consolidated	$1,129	$39	$86	$48	$36	$45	$233	$1,616
(1)	Excludes Depreciation and amortization and Reclamation and remediation.
(2)	Includes by-product credits of $19.
(3)	Includes stockpile and leach pad inventory adjustments of $32 at Carlin, $9 at Phoenix, $8 at Twin Creeks and $11 at Yanacocha.
(4)	Remediation costs include operating accretion of $22 and amortization of asset retirement costs of $17.
(5)	Other expense, net is adjusted for restructuring costs of $8.
(6)

Excludes development capital expenditures, capitalized interest, and the increase in accrued capital of $112. The following are major development projects: Turf Vent Shaft, Merian, Correnso and Conga for 2014.

(7)	On July 1, 2014, the Company sold the Jundee mine. On October 6, 2014, the Company sold its 44% interest in La Herradura. On October 29, 2015, the Company sold the Waihi mine.

			Advanced			Treatment				All-In
	Costs		Projects	General	Other	and		All-In	Ounces	Sustaining
Year Ended	Applicable	Remediation	and	and	Expense,	Refining	Sustaining	Sustaining	(000)/Pounds	Costs per
December 31, 2014	to Sales (1)(2)(3)	Costs (4)	Exploration	Administrative	Net (5)	Costs	Capital (6)	Costs	(millions) Sold	oz/lb
GOLD
Carlin	$795	$4	$22	$—	$8	$—	$141	$970	905	$1,072
Phoenix	160	3	4	—	3	9	17	196	222	883
Twin Creeks	207	2	5	—	3	—	111	328	400	820
La Herradura (7)	89	2	12	—	—	—	21	124	119	1,042
Other North America	—	—	25	—	6	—	9	40	—	—
North America	1,251	11	68	—	20	9	299	1,658	1,646	1,007

Yanacocha	663	101	32	—	35	—	80	911	966	943
Other South America	—	—	41	—	2	—	—	43	—	—
South America	663	101	73	—	37	—	80	954	966	988

Boddington	585	11	—	—	2	4	69	671	690	972
Tanami	251	4	10	—	2	—	91	358	345	1,038
Jundee (7)	85	5	1	—	2	—	15	108	140	771
Waihi (7)	76	3	7	—	2	—	2	90	131	687
Kalgoorlie	284	4	5	—	1	4	32	330	327	1,009
Batu Hijau	81	3	—	—	4	9	8	105	72	1,458
Other Asia Pacific	—	—	5	3	21	—	6	35	—	—
Asia Pacific	1,362	30	28	3	34	17	223	1,697	1,705	995

Ahafo	249	8	27	—	6	—	92	382	450	849
Akyem	172	3	—	—	8	—	17	200	473	423
Other Africa	—	—	8	—	7	—	—	15	—	—
Africa	421	11	35	—	21	—	109	597	923	647

Corporate and Other	—	—	116	182	31	—	17	346	—	—
Total Gold	$3,697	$153	$320	$185	$143	$26	$728	$5,252	5,240	$1,002

COPPER
Phoenix	$108	$1	$2	$—	$1	$5	$13	$130	46	$2.83
Boddington	158	2	—	—	1	25	18	204	66	3.09
Batu Hijau	494	15	3	1	20	45	51	629	152	4.14
Asia Pacific	652	17	3	1	21	70	69	833	218	3.82
Total Copper	$760	$18	$5	$1	$22	$75	$82	$963	264	$3.65

Consolidated	$4,457	$171	$325	$186	$165	$101	$810	$6,215
(1)	Excludes Depreciation and amortization and Reclamation and remediation.
(2)	Includes by-product credits of $85.
(3)	Includes stockpile and leach pad inventory adjustments of $127 at Carlin, $13 at Phoenix, $15 at Twin Creeks, $75 at Yanacocha, $69 at Boddington and $191 at Batu Hijau.
(4)	Remediation costs include operating accretion of $76 and amortization of asset retirement costs of $95.
(5)	Other expense, net is adjusted for restructuring costs of $40.
(6)	Excludes development capital expenditures, capitalized interest, and the decrease in accrued capital, totaling $300. The following are major development projects: Turf Vent Shaft, Merian, Correnso and Conga.
(7)	On July 1, 2014, the Company sold the Jundee mine. On October 6, 2014, the Company sold its 44% interest in La Herradura. On October 29, 2015, the Company sold the Waihi mine.

Conference Call Information

A conference call will be held on Thursday, February 18, 2016 at 9:30 a.m. Eastern Time (7:30 a.m. Mountain Time); it will also be carried on the Company's website.

Conference Call Details

Dial-In Number	800.857.6428
Intl Dial-In Number	517.623.4916
Leader	Meredith Bandy
Passcode	Newmont
Replay Number	800.510.9771
Intl Replay Number	402.344.6800
Replay Passcode	2016

Webcast Details

URL: http://event.on24.com/wcc/r/1109701/9C506D09EFB7896AEBDC0BDA88AD2349

The fourth quarter and full year 2015 results will be available after the market close on Wednesday February 17, 2016 on the “Investor Relations” section of the Company’s website, www.newmont.com. Additionally, the conference call will be archived for a limited time on the Company’s website.

Investors are reminded to refer to the investor Briefcase on www.newmont.com which contains operating statistics, MD&A and other relevant financial information

Cautionary Statement Regarding Forward Looking Statements, Including Outlook:

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements may include, without limitation: (i) estimates of future consolidated and attributable production and sales; (ii) estimates of future costs applicable to sales and All-in sustaining costs; (iii) estimates of future consolidated and attributable capital expenditures; (iv) our efforts to continue delivering reduced costs and efficiency; (v) expectations regarding the development, growth and potential of the Company’s operations, projects and investments; and (vi) expectations regarding future debt repayments. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of the Company’s operations and projects being consistent with current expectations and mine plans, including without limitation receipt of export approvals; (iii) political developments in any jurisdiction in which the Company operates being consistent with its current expectations; (iv) certain exchange rate assumptions for the Australian dollar to the U.S. dollar, as well as other the exchange rates being approximately consistent with current levels; (v) certain price assumptions for gold, copper and oil; (vi) prices for key supplies being approximately consistent with current levels; (vii) the accuracy of our current mineral reserve and mineralized material estimates; (viii) the acceptable outcome of negotiation of the amendment to the Contract of Work and/or resolution of export issues in Indonesia; and (ix) other assumptions noted herein. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the “forward-looking statements”. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks, community relations, conflict resolution and outcome of projects or oppositions and governmental regulation and judicial outcomes. For a more detailed discussion of such risks and other factors, see the Company’s 2015 Annual Report on Form 10-K, filed on February 17, 2016, with the Securities and Exchange Commission (SEC), as well as the Company’s other SEC filings. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors' own risk.

Investors are reminded that this news release should be read in conjunction with Newmont’s Form 10-K expected to be filed on or about February 17, 2016 with the SEC (also available at www.newmont.com).

CONTACT:
Newmont Mining Corporation
Investor Contact
Meredith Bandy, 303-837-5143
meredith.bandy@newmont.com
or
Media Contact
Omar Jabara, 303-837-5114
omar.jabara@newmont.com